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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                         ------------------------------

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)



              Delaware                                   13-2740599
              --------                                   ----------
      (State of incorporation or             (IRS employer identification no.)
            organization)

        World Financial Center                             10281
             North Tower                                 ----------
          250 Vesey Street                               (zip code)
         New York, New York
         ------------------
   (Address of principal executive
               offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered      Name of each exchange on which each
---------------------------------------           class is to be registered
                                                  -------------------------

    Medium-Term Notes, Series B                    American Stock Exchange
    1% Callable and Exchangeable
    Stock-Linked Notes due
    February 8, 2006 (Linked to the
    performance of the Common Stock of
    The Kroger Co.)
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-59997 (if applicable).

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Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.  Description of Registrant's Securities to be Registered.

The description of the general terms and provisions of the Medium-Term Notes, Series B 1% Callable and Exchangeable Stock-Linked Notes due February 8, 2006 to be issued by Merrill Lynch & Co., Inc. set forth in the Pricing Supplement dated February 1, 1999, the Prospectus Supplement and Prospectus dated July 30, 1998, attached hereto as Exhibit 99(a), are hereby incorporated by reference.

Item 2.  Exhibits.

     99(a) Pricing Supplement dated February 1, 1999, Prospectus Supplement and Prospectus dated July 30, 1998 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

     99(b) Form of Note for Series B 1% Callable and Exchangeable Stock-Linked Notes due February 8, 2006.

     99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of October 1, 1993.*

     99(d) Copy of First Supplemental Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of June 1, 1998.*



* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-59997).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    MERRILL LYNCH & CO., INC.

                                    By:  /s/ Lawrence M. Egan, Jr.
                                         -------------------------
                                         Lawrence M. Egan, Jr.
                                         Assistant Secretary

February 5, 1999

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                               INDEX TO EXHIBITS


Exhibit No.                                                           Page No.
-----------                                                           --------

99(a)      Pricing Supplement dated February 1, 1999, Prospectus
           Supplement and Prospectus dated July 30, 1998
           (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

99(b)      Form of Note for Series B 1% Callable and Exchangeable
           Stock-Linked Notes due February 8, 2006.

99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank dated as of October 1, 1993.*

99(d)      Copy of First Supplemental Indenture between Merrill
           Lynch & Co., Inc. and The Chase Manhattan Bank dated as of June 1, 1998.*



* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-59997)

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